NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 14, 2009

GROUP 1 AUTOMOTIVE ACQUIRES HYUNDAI FRANCHISE AND
DISPOSES OF FORD DEALERSHIP

HOUSTON, April 14, 2009 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported it acquired a Hyundai franchise in Houston, Texas, and sold its World Ford of Kendall dealership in Miami, Fla.

Group 1 took advantage of an acquisition opportunity when it acquired the franchise rights, as well as the new vehicle and parts inventories of a Hyundai dealership, in Houston. The franchise will operate as Sterling McCall Hyundai out of an existing Group 1 facility, located on the Southwest Freeway, near Group 1’s Acura and Lexus dealerships. The acquisition is expected to generate approximately $36.7 million in annual revenues.

“Although we did not anticipate acquiring any franchises during 2009, this was a tuck-in opportunity that we could not pass up,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “With minimal capital, we were able to add a strong, growing import brand to our portfolio of dealerships and make use of an existing building that was not being fully utilized.”

Group 1 also announced that it sold its World Ford of Kendall dealership in Miami that generated $38.9 million in trailing-12-month revenues. The sale, which included both the property and franchise, reduced the company’s mortgage-facility debt by $10.4 million and generated additional cash as well.

“The disposition of this dealership was accomplished in cooperation with Ford management, with the goal of enabling Ford to maintain representation in that market while improving the operating results and balance sheet structure of our company,” said Hesterberg. “We value our relationship with Ford, and I believe this transaction was a benefit to both parties.”

Group 1 noted that neither of the above-mentioned transactions will affect its previously-announced $100 million cost reduction plan or its anticipated full-year capital expenditures of less than $30 million. The company also stated that it does not anticipate making any further acquisitions in 2009.

About Group 1 Automotive Inc.
Group 1 owns and operates 100 automotive dealerships, 133 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.